As filed with the Securities and Exchange Commission on December 7, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BALLANTYNE OF OMAHA, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	47-0587703
(State or Other Jurisdiction of	(I.R.S. Employer Identification Number)
Incorporation or Organization

4350 McKinley Street, Omaha, Nebraska	68112
(Address of Principal Executive Offices)	(ZIP Code)

BALLANTYNE OF OMAHA, INC. 2005 OUTSIDE DIRECTORS STOCK OPTION PLAN (1)

BALLANTYNE OF OMAHA, INC. 2005 EMPLOYEE STOCK PURCHASE PLAN (2)

BALLANTYNE OF OMAHA, INC. RESTRICTED STOCK PLAN(3)

(Full Title of the Plans)

MICHAEL C. PALLESEN

CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER, L.L.P.

1125 SOUTH 103rd STREET, SUITE 320

OMAHA, NEBRASKA 68124-1090

(Name and Address of Agent for Service)

Ph: 402-397-1700

(Telephone number, including area code, of agent for service)

(1)             The Company has reserved and is registering 300,000 shares of Common Stock for issuance pursuant to the 2005 Outside Directors Stock Option Plan.

(2)             The Company has reserved and is registering 150,000 shares of Common Stock for issuance pursuant to the 2005 Employee Stock Purchase Plan.

(3)             The Company has reserved and is registering 250,000 shares of Common Stock for issuance pursuant to the Restricted Stock Plan.

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock	700,000(1)	$4.64	$3,248,000	$347.54

(1)             In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)             The proposed maximum offering price was determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the last sale price reported on the American Stock Exchange on December 4, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered to employees, officers and directors in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Ballantyne of Omaha, Inc. (the “Company”) hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1)                                  The Company’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s latest fiscal year;

(2)                                  All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above; and

(3)                                  The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form S-1 (File No. 33-93244) filed under the Securities Act of 1933, as amended, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of the filing of such documents.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The provision regarding indemnification of directors and officers is found in the Bylaws of the Company which are incorporated by reference to Exhibit 3.2 to the registration statement on Form S-1 (File No. 33-93244).

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

See Exhibit Index on page 7.

Item 9.    Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                            To include any prospectuses required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                         To reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low- or high-end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                                      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)          That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which are made unsold at the termination of the offering.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on December 7, 2006.

BALLANTYNE OF OMAHA, INC.

/s/ Kevin S. Herrmann
Kevin S. Herrmann, Secretary, Treasurer, and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William F. Welsh, II
William F. Welsh, II	Director and Chairman of the Board	December 7, 2006

/s/ John P. Wilmers
John P. Wilmers	Director, President and Chief Executive Officer	December 7, 2006

/s/ Alvin Abramson
Alvin Abramson	Director	December 7, 2006

/s/ Marc E. LeBaron
Marc E. LeBaron	Director	December 7, 2006

/s/ Mark D. Hasebroock
Mark D. Hasebroock	Director	December 7, 2006

/s/ Christopher E. Beach
Christopher E. Beach	Director	December 7, 2006

The Plans.  Pursuant to the requirements of the Securities Act of 1933, the following persons, in their capacities as members of the Plan Committees, have duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on December 7, 2006.

Signature	Date

/s/ William F. Welsh, II
William F. Welsh, II	December 7, 2006

/s/ John P. Wilmers
John P. Wilmers	December 7, 2006

/s/ Alvin Abramson
Alvin Abramson	December 7, 2006

/s/ Marc E. LeBaron
Marc E. LeBaron	December 7, 2006

/s/ Mark D. Hasebroock
Mark D. Hasebroock	December 7, 2006

/s/ Christopher E. Beach
Christopher E. Beach	December 7, 2006

/s/ Kevin S. Herrmann
Kevin S. Herrmann	December 7, 2006

/s/ Myron J. Kaplan
Myron J. Kaplan	December 7, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit Index

3.1	Certificate of Incorporation (filed herewith).

3.1.1	First Amendment to the Certificate of Incorporation (filed herewith).

3.1.2	Second Amendment to the Certificate of Incorporation (filed herewith).

3.1.3	Third Amendment to the Certificate of Incorporation (filed herewith).

3.2	Bylaws of the Company (filed herewith).

3.2.1	First Amendment to Bylaws of the Company (filed herewith).

3.2.2	Second Amendment to Bylaws of the Company (filed herewith).

3.2.3	Third Amendment to Bylaws of the Company (filed herewith).

5.1	Opinion of Counsel (filed herewith).

23.1	Independent Auditors Consent (filed herewith).

23.2	Consent of Counsel (included in Exhibit 5.1).

99.1	2005 Outside Directors Stock Option Plan (incorporated by reference to Appendix C to the Schedule 14A Definitive Proxy Statement for the Company’s 2005 Annual Meeting).

99.2	2005 Employee Stock Purchase Plan (incorporated by reference to Appendix B to the Schedule 14A Definitive Proxy Statement for the Company’s 2005 Annual Meeting).

99.3	Restricted Stock Plan (incorporated by reference to Appendix D to the Schedule 14A Definitive Proxy Statement for the Company’s 2005 Annual Meeting).